UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2009

DUSSAULT APPAREL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52452
(Commission File Number)

98-0513727
(IRS Employer Identification No.)

2250 East Hastings Street, Vancouver, BC V5L 1V4
(Address of principal executive offices and Zip Code)

604.569.2619
Registrant's telephone number, including area code

8010 Melrose Avenue, Los Angeles, CA 90046-7010
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 15, 2009, our company entered into an assignment of royalty with Jason Dussault. The assignment of royalty provides for the payment by Jason Dussault of 5% of the royalties received by him pursuant to a merchandising license agreement with Gene Simmons Company and USPA Accessories LLC for the license of “Moneybag” intellectual property and related products, pursuant to and in accordance with the terms and conditions of a merchandising license agreement. Jason Dussault has agreed to provide sales and design services under a merchandising license agreement in consideration for royalty payments from 4.5% to 7.5% of gross income from sales derived under a merchandising license agreement. From any royalty payments that may become and payable to Jason Dussault, Mr. Dussault has agreed to assign to our company 5% of the gross income and has agreed to assign to our company to his rights, title and interest in and to the amount of the royalty.

Item 3.02 Unregistered Sales of Equity Securities

On April 15, 2009, we issued 2,250,000 common shares in the capital of our company. The securities were issued as compensation for services rendered by consultants. We issued the securities to two (2) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 9, 2009, Terence Fitzgerald resigned as chief executive officer, president and a director of our company and Jason Dussault was appointed chief executive officer and president of our company.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of assignment of royalty between our company and Jason Dussault.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

By:	/s/ Robert Mintak
Robert Mintak
Chief Operating Officer

Dated: May 22, 2009